UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 East Hillsdale Boulevard Suite 300 Foster City, California		94404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 17, 2024, Mirum Pharmaceuticals, Inc. (the “Company”) announced interim results from two Phase 2b studies evaluating volixibat, an oral ileal bile acid transporter inhibitor in patients with primary biliary cholangitis (“PBC”) and primary sclerosing cholangitis (“PSC”).

Interim results from the VANTAGE Phase 2b clinical trial evaluating volixibat in patients with PBC demonstrated a statistically significant (-3.82, p<0.0001) improvement in pruritus for volixibat and a placebo-adjusted difference of -2.32 points in the primary endpoint, p=0.0026, as measured by the trial’s numerical rating scale identified as the Adult ItchRO scale. 75% of patients on volixibat achieved a greater than 50% reduction in serum bile acids. In addition, there was a significant improvement in fatigue at week 16 with volixibat compared to placebo. No new safety signals were observed, and adverse events were similar between the 20 mg and 80 mg treatment groups. The most common adverse event was diarrhea (77%) with all cases mild to moderate, and mostly transient; one case resulted in discontinuation. Four patients experienced serious adverse events, including one in the placebo arm. There were no clinically meaningful changes in liver biomarkers. Based on these results, the VANTAGE PBC clinical trial will continue with a volixibat dose of 20 mg twice daily.

Concurrently, the interim analysis for the VISTAS Phase 2b clinical trial in PSC was conducted and the independent data review committee recommended that the study continue with the selected volixibat dose of 20 mg twice daily, with no changes to the study. The criteria for continuation included safety as well as a predefined threshold for efficacy. The sponsor and investigators are blinded to the interim results and analysis.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding the anticipated continuation of the VANTAGE and VISTAS clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with research and development of pharmaceutical product candidates, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: June 17, 2024	By:	/s/ Christopher Peetz
Christopher Peetz
Chief Executive Officer